FEDERAL IDENTIFICATION        FEDERAL IDENTIFICATION
                            NO.    04-2751645             NO.    04-2751645
                               -------------------           -------------------


                           THE COMMONWEALTH OF MASSACHUSETTS
---------                       William Francis Galvin
Examiner                     Secretary of the Commonwealth
                 One Ashburton Place, Boston, Massachusetts 02108-1512


                                 ARTICLES OF MERGER
                        (General Laws, Chapter 156B, Section 79)


      *merger of        Telaxis Communication Corporation, a Massachusetts
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                        corporation, and YDI Wireless, Inc., a Delaware
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                        corporation
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                                              the constituent corporations, into

                        YDI Wireless, Inc.
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          /*one of the constituent organized under the laws of: Delaware
                                                                ----------------

          The undersigned officers of each of the constituent corporations certify under the penalties of perjury as follows;

          1. An agreement of *merger has been duly adopted in compliance with the requirements of General Laws, Chapter 156B, Section 79, and will be kept as provided by Subsection (c) thereof. The *surviving corporation will furnish a copy of said agreement to any of its stockholders, or to any person who was a stockholder of any constituent corporation, upon written request and without charge.

          2. The effective date of the *merger determined pursuant to the agreement of *merger shall be the date approved and filed by the Secretary of the Commonwealth. If a later effective date is desired, specify such date which shall not be more than thirty days after the date of filing:

              July 9, 2003 at 7:00 pm.

          3. (For a merger) **The following amendments to the Articles of Organization of the surviving corporation have been effected pursuant to the agreement of merger:

              None

Item 5 below may be deleted if the resulting/surviving corporation is organized under the laws of Massachusetts.


5. The /*surviving corporation hereby agrees that it may be sued in the Commonwealth of Massachusetts for any prior obligation of any constituent Massachusetts corporation, any prior obligation of any constituent foreign corporation qualified under General Laws, Chapter 181, and any obligations hereafter incurred by the /*surviving corporation, including the obligation created by General Laws, Chapter 156B, Section 85, so long as any liability remains outstanding against the corporation in the Commonwealth of Massachusetts, and it hereby irrevocably appoints the Secretary of the Commonwealth as its agent to accept service of process in any action for the enforcement of any such obligation, including taxes, in the same manner as provided in Chapter 181.

FOR MASSACHUSETTS CORPORATIONS

The undersigned *President / and * Clerk / of Telaxis Communications Corporation, a corporation organized under the laws of Massachusetts, further state under the penalties of perjury that the agreement of /*merger has been duly executed on behalf of such corporation and duly approved in the manner required by General Laws, Chapter 156B, Section 78.

/s/ Michael F. Young                                              , *President
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Michael F. Young

/s/ David L. Renauld                                              , *Clerk
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David L. Renauld

FOR CORPORATIONS ORGANIZED IN A STATE OTHER THAN MASSACHUSETTS

The undersigned, +          President       and ++         Secretary          ,
                  -------------------------        ---------------------------

of    YDI Wireless, Inc.,   a corporation organized under the laws of Delaware
   ----------------------                                            ----------

further state under the penalties of perjury that the agreement of /*merger has been duly adopted by such corporation in the manner required by the laws of

Delaware         .
-----------------


*  Delete the inapplicable word.
+  Specify the officer having powers            + /s/ Michael F. Young
   and duties corresponding to those of           ------------------------------
   the president or vice president of a           Michael F. Young, President
   Massachusetts corporation organized
   under General Laws, Chapter 156B.           ++ /s/ David L. Renauld
++ Specify the officer having powers and          ------------------------------
   duties corresponding to the clerk or           David L. Renauld, Secretary
   assistant clerk of such a Massachusetts
   corporation.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF MERGER
                    (General Laws, Chapter 156B, Section 79)

           =========================================================


           I hereby approve the within Articles of *Merger and, the filing fee in the amount of $250.00, having been paid, said articles are deemed to have been filed with me this 8th day of July, 2003.



           Effective date:                July 9, 2003
                           -----------------------------------------





                                                /s/ William Francis Galvin
                                                  WILLIAM FRANCIS GALVIN
                                              Secretary of the Commonwealth








                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:


                             David L. Renauld, Esq.
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                            20 Industrial Drive East
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                      South Deerfield, Massachusetts 01373
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           Telephone: (413) 665-8551 x215
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